SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT is dated as of the 13th day of October 2011 is entered into by and between Zion Oil & Gas, Inc. (the “Company”) and William L. Ottaviani (the “Employee”).

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WHEREAS, the Parties entered into an employment agreement dated January 1, 2010, as amended (the "Employment Agreement") pursuant to which the Employee is employed as the Company’s President and Chief Operating Officer; and

WHEREAS, the Employment Agreement is scheduled to expire on December 31, 2011 and the Parties have agreed that it will terminate earlier as of this date, and

WHEREAS, the Parties wish to provide for an orderly termination of Employee’s employment in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this agreement the Parties hereby agree as follows:

All capitalized terms not otherwise defined shall have the meaning set forth in the Employment Agreement.

1.           Termination of Employment Agreement and Resignation from the Board of Directors The Parties hereby agree that the Employment Agreement is terminated as of this date. By full execution of this Agreement, and without any further action, any positions held by Employee with the Company, including as President and Chief Operating Officer, are terminated.  As provided in the Employment Agreement, the termination of Employee’s employment shall automatically be deemed as Employee’s resignation from the Company’s Board of Directors.

2.           Representations and Undertakings by Employee

In consideration of the undertakings by the Company contained herein, Employee hereby agrees, represents and covenants that:

(i)           Part 5, Part 7 through 10 and Section 11.9 and Part 12 of the Employment Agreement shall continue in full force and effect in accordance with their terms.

(ii)           the Employee shall be available for telephone consultations through the end of  December 2011 if so determined by the Company to assist the Company with an orderly transition of his duties under the Employment Agreement and to assist the Company with closing the State College office.

(iii)           Employee acknowledges and agrees that the undertakings, release and payments by Company contained in this Agreement are intended to be made in lieu of any amounts, now or in the future, payable by Company to Employee under the terms of the Employment Agreement and in full satisfaction of all claims by Employee to any payments owing from the Company (and its affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns) in connection with his retention under the Employment Agreements or to any other rights or privilege.

3.           Representations and Undertakings by Company

In consideration of the undertakings by the Employee contained herein, Company hereby agrees, represents and covenants:

(i)	to pay to Employee three monthly payments of $20,833 on each of the first, second and third monthly anniversary of this Agreement, less deductions required under law.

(ii)	to pay, the amount of $1,638 in each of the following three months, for Employee’s health coverage as currently paid under the Employment Agreement.

(iii)	to forthwith pay to Employee his Gross Salary and all benefits earned under the Employment Agreement through to the date of this Agreement,

(iv)	to pay, on the date of the last payment under section 3(ii) above, to Employee the amount owing for 14 unused vacation days for 2011, less deductions required under law.

(v)	to forthwith provide, within 15 days of this Agreement, to Employee a favorable reference letter signed by the Company CEO

(vi)	it will not contest Employee’s claim for Pennsylvania State Unemployment benefits.

4.           Releases

4.1            In consideration of the agreements of Company under this Agreement, and the release contained in Section 4.2 below, Employee (and each of his respective, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Company (and its affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns) from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof, including, without limitation, any claim under the Employment Agreement, any claims under any labor laws and regulations including claims for wrongful termination, claims with respect to the stock options or claims with respect to any other payment required under law. The foregoing release shall not be construed as a waiver by Employee of the compliance by the Company with its undertakings contained in this Agreement.

4.2            In consideration of the undertakings of Employee hereunder and the release in Section 4.1 above and the hereof the Company (and its officers, directors, shareholders, employees, attorneys, agents, successors, and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Employee and his respective, agents, attorneys, insurers, successors, executors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof. The foregoing release shall not be construed as a waiver by the Companies of the compliance by Employee of his undertakings contained in this Agreement.

5.           Reliance and Complete Agreement.  The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral.  No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

6.           Successors and Assigns. Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the Parties hereto and their respective heirs, personal representatives, successors and assigns.

7.           Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.           Governing Law; Jurisdiction and Forum.  This Agreement, its interpretation, validity, construction, enforcement and effect shall be governed by and construed under the laws of the State of Texas without reference or effect to the principles of conflict of laws. Each of the Parties consents to the jurisdiction of the appropriate court in the County of Dallas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

9.           Representations.     Each of Employee and the Company acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

10.          Non-Disparagement.

Neither of the Parties (and their respective heirs, personal representatives, successors, affiliates, subsidiaries or officers), shall disparage the other Party hereto or their businesses.

11.           Miscellaneous

For a period of one month following the date hereof the Employee shall continue to have the right to use, at Company’s cost, the Company cell phone service and laptop computer in his current possession. The Company cell phone bill shall not exceed the Employees highest cell phone bill in any month of the previous quarter.

12.           Filings.

The Company shall file a Form 8-K relating to the subject matter of this Agreement within the prescribed period. Appropriate disclosures will be included in the Company’s subsequent periodic filings.

IN WITNESS WHEREOF, the Parties have set forth their signatures as of the date first written above.

Zion Oil & Gas, Inc.

/s/ Richard Rinberg	/s/ William L. Ottaviani
Richard Rinberg	William L. Ottaviani
CEO